CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of RBC Funds Trust of our reports dated May 21, 2026, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in RBC Funds Trust’s Certified Shareholder Reports on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 28, 2026

Appendix A

RBC Emerging Markets Equity Fund

RBC Emerging Markets ex-China Equity Fund

RBC Emerging Markets Value Equity Fund

RBC Global Opportunities Fund

RBC China Equity Fund

RBC International Equity Fund

RBC International Small Cap Equity Fund

RBC BlueBay Ultra-Short Fixed Income Fund

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